UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*
Date of Report (Date of earliest event reported): December 15, 2006
MEDIANEWS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-75156	76-0425553
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

101 W. Colfax, Suite 1100		80202
Denver, Colorado		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (303) 563-6360
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
*The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Press Release

Item 8.01     Other Events.
     On December 15, 2006, MediaNews Group, Inc. (the “Company”) announced the acquisition by The Hearst Corporation (“Hearst”) of the Daily Breeze and three weekly newspapers, published in Torrance, California (the “Publications”), from The Copley Press, Inc. The Publications will be held by Hearst pursuant to the agreement dated August 2, 2006 between the Company and Hearst (the “Hearst Agreement”), pursuant to which (i) Hearst agreed to make an equity investment in the Company (such investment will not include any governance or economic rights or interest in the Company’s publications in the San Francisco Bay Area) and (ii) the Company agreed to purchase The Monterey County Herald and the St. Paul Pioneer Press (and now the Publications) from Hearst, either concurrently with the consummation of such equity investment, or if such equity investment is not consummated. The equity investment by Hearst in the Company is subject to antitrust review by the Antitrust Division of the Department of Justice, which is currently underway. Pending such sale to the Company, the publications will be managed by the Company. A copy of the press release announcing this transaction is attached as Exhibit 99.1 hereto.
     Under the Hearst Agreement, the Company has all the economic risks and rewards associated with ownership of each of the newspapers acquired by Hearst, and is entitled contractually to retain all of the cash flows generated by them as a management fee. As a result, the Company began consolidating the financial statements of The Monterey County Herald and St. Paul Pioneer Press beginning August 2, 2006 and will begin consolidating the financial statements of the Publications in Torrance beginning December 15, 2006.
     The Publications in Torrance are not material to the Company’s financial position or results of operations.
Item 9.01     Financial Statements and Exhibits.
     (c)     Exhibits.

Exhibit No.	Description

99.1	Press Release issued December 15, 2006

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.

Dated: December 19, 2006	By:	/s/ Ronald A. Mayo

Ronald A. Mayo Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued December 15, 2006